UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2018

AMESITE INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55804	82-1433756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East Washington Street

Suite B

Ann Arbor, MI 48104

(Address of Principal Executive Offices)

(650) 516-7633

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01  Entry into a Material Definitive Agreement.

On June 8, 2018, Amesite Inc. (the “Company” or “our”) entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “Registration Rights Agreements”) with several accredited investors (each an “Investor”) in connection with the Company’s issuance and sale of a total of 794,493 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”). These shares were issued in a final closing (the “Final Closing”) of the Company’s private placement financing (the “Private Placement”) at a purchase price of $1.50 per share. The previous closing of the Private Placement was previously reported by the Company on its Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2018 (the “Initial Close 8-K”). As of the date of this Current Report on Form 8-K, the Company has raised a total of approximately $4.4 million in connection with all closings of the Private Placement.

The sale of Shares pursuant to the Subscription Agreements and the agreement to register the Shares following the Final Closing pursuant to the Registration Rights Agreements were completed on substantially the same terms as the subscription agreements and the registration rights agreements in the previous closing of the Private Placement. Descriptions of the Subscription Agreements and the Registration Rights Agreement are available in the Company’s Initial Close 8-K, which are incorporated by reference herein.

As of the date of this Current Report on Form 8-K, the placement agent has received an aggregate of $438,171.75 in cash placement fees and receives warrants to purchase an aggregate of 292,114 shares of our common stock (the “Warrants”) in connection with all closings of the Private Placement. The Warrants have an exercise price of $1.50 per share and have been issued on the same terms in all closings of the Private Placement.

The offer and sale of the Shares and issuance of the Warrants to the Placement Agents in the Final Closing of the Private Placement were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended or Rule 506 of Regulation D promulgated by the SEC. The Final Closing was conducted on a “reasonable best efforts” basis.

The foregoing summaries of the material terms of the Subscription Agreements, the Registration Rights Agreements and the Warrants are not complete and are qualified in their entirety by reference to the full text thereof and the Initial Close 8-K; each of these documents is incorporated by reference herein.

Item 3.02  Unregistered Sales of Equity Securities.

The information regarding the Final Closing and the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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Item 7.01 Regulation FD Disclosure.

On June 13, 2018, the Company issued a press release announcing the Final Closing. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit	Description
4.1~	Form of Warrant to Purchase Shares of Common Stock issued to Placement Agent.
4.2%	Form of Registration Rights Agreement by and among the Company and the persons named therein
10.1^	Form of Subscription Agreement by and between the Company and each Investor in the Private Placement.
99.1	Press Release dated, June 14, 2018

~ Incorporated by reference to Exhibit 4.1 in Amesite Inc.’s Current Report on Form 8-K filed on May 2, 2018.
% Incorporated by reference to Exhibit 4.2 in Amesite Inc.’s Current Report on Form 8-K filed on May 2, 2018.

^ Incorporated by reference to Exhibit 10.3 in Amesite Inc.’s Current Report on Form 8-K filed on May 2, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMESITE INC.

Date:	June 14, 2018	By:	/s/ Ann Marie Sastry
		Name:	Ann Marie Sastry, Ph.D.
		Title:	Chief Executive Officer

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